UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2008, Anesiva, Inc. (“Anesiva”) entered into an exclusive license and distribution agreement (the “Agreement”) with Green Vision Company (“Green Vision”) relating to Anesiva’s Zingo™ (lidocaine hydrochloride monohydrate) powder intradermal injection product. Under the terms of the Agreement, Green Vision will be the exclusive distributor of the Zingo product in Bahrain, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, and United Arab Emirates. Pursuant to the Agreement, Anesiva will receive an upfront payment, royalty payments, and payments for the achievement of certains sales milestones.

The foregoing is a summary description of the terms and conditions of the Agreement and by its nature is incomplete. It is qualified in its entirety by the text of the Agreement, a copy of which will be filed as an exhibit to Anesiva’s quarterly report on Form 10-Q for the quarter ended March 31, 2008.

On April 29, 2008 the Company issued a press release regarding the Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 29, 2008, “Anesiva Announces New Zingo™ Marketing and Distribution Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated April 29, 2008, “Anesiva Announces New Zingo™ Marketing and Distribution Agreement.”